Exhibit 99.1
Calix Reports Second Quarter 2013 Financial Results
20% Growth in Year-Over-Year Revenues
PETALUMA, CA – July 30, 2013 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 29, 2013. Revenue for the second quarter of 2013 was $94.4 million, an increase of 20% compared to $78.9 million for the second quarter of 2012.
"Our year-over-year revenue growth in Q2 and better-than-anticipated bottom line results reflect our solid execution and progress in expanding our reach into both our domestic and international markets," said Carl Russo, president and CEO of Calix. "Our Unified Access portfolio continues to resonate with communication service providers as they map out their network strategies."
Non-GAAP net income for the second quarter of 2013 was $4.8 million, or $0.10 per fully diluted share. Non-GAAP net income was $1.9 million, or $0.04 per fully diluted share, for the second quarter of 2012. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net loss for the second quarter of 2013 was $5.2 million, or $(0.10) per basic and diluted share, compared to a GAAP net loss of $7.1 million, or $(0.15) per basic and diluted share for the second quarter of 2012. A reconciliation of our second quarter 2013 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended June 29, 2013

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$94,439	$—	$—	$94,439
Cost of revenue	49,469	377	2,088	51,934
Gross profit	44,970	(377)	(2,088)	42,505
Gross margin	47.6%	-0.4%	-2.2%	45.0%
Operating expenses	39,900	4,898	2,552	47,350
Operating income (loss)	5,070	(5,275)	(4,640)	(4,845)
Interest and other income (expense), net	(84)	—	—	(84)
Income (loss) before provision for income taxes	4,986	(5,275)	(4,640)	(4,929)
Provision for income taxes	224	—	—	224
Net income (loss)	$4,762	$(5,275)	$(4,640)	$(5,153)
Weighted average basic and diluted shares used
to compute GAAP net loss per common share				49,153
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	50,073	50,073	50,073
GAAP net loss per common share				$(0.10)
Non-GAAP net income (loss) per common share	$0.10	$(0.11)	$(0.09)

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its second quarter 2013 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
Revenue	$94,439	$78,928	$184,987	$157,493
Cost of revenue:
Products and services (1)	49,846	43,619	97,191	87,090
Amortization of intangible assets	2,088	2,088	4,176	3,363
Total cost of revenue	51,934	45,707	101,367	90,453
Gross profit	42,505	33,221	83,620	67,040
Operating expenses:
Research and development (1)	20,035	16,473	40,206	33,439
Sales and marketing (1)	17,079	14,897	32,880	29,787
General and administrative (1)	7,684	6,129	15,815	12,909
Amortization of intangible assets	2,552	2,552	5,104	5,104
Total operating expenses	47,350	40,051	94,005	81,239
Loss from operations	(4,845)	(6,830)	(10,385)	(14,199)
Interest and other income (expense), net:
Interest income	1	4	2	11
Interest expense	(42)	(57)	(70)	(99)
Other income (expense), net	(43)	(67)	(322)	(89)
Loss before provision for income taxes	(4,929)	(6,950)	(10,775)	(14,376)
Provision for income taxes	224	141	581	236
Net loss	$(5,153)	$(7,091)	$(11,356)	$(14,612)
Net loss per common share:
Basic and diluted	$(0.10)	$(0.15)	$(0.23)	$(0.30)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	49,153	47,972	49,034	47,911

(1)	Includes stock-based compensation as follows:
Cost of revenue	$377	$381	$728	$744
Research and development	1,300	1,091	2,486	2,112
Sales and marketing	1,464	1,338	2,743	2,577
General and administrative	2,134	1,529	4,037	3,221
	$5,275	$4,339	$9,994	$8,654

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
GAAP net loss	$(5,153)	$(7,091)	$(11,356)	$(14,612)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	5,275	4,339	9,994	8,654
Amortization of intangible assets	4,640	4,640	9,280	8,467
Non-GAAP net income	$4,762	$1,888	$7,918	$2,509
Non-GAAP net income per common share
Basic	$0.10	$0.04	$0.16	$0.05
Diluted	$0.10	$0.04	$0.16	$0.05
Weighted average shares used to compute non-GAAP
net income per common share - Basic	49,153	47,972	49,034	47,911
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	50,073	48,113	49,751	48,076

(1) Includes the dilutive effect of outstanding stock options, restricted stock units, and ESPP.

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 29,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$69,379	$46,995
Accounts receivable, net	62,726	59,519
Inventory	37,402	43,282
Deferred cost of revenue	29,068	21,077
Prepaid expenses and other current assets	8,126	5,677
Total current assets	206,701	176,550
Property and equipment, net	18,547	21,083
Goodwill	116,175	116,175
Intangible assets, net	53,021	62,301
Other assets	1,591	1,788
Total assets	$396,035	$377,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,714	$16,804
Accrued liabilities	36,664	36,176
Deferred revenue	53,763	39,315
Total current liabilities	107,141	92,295
Long-term portion of deferred revenue	17,335	15,782
Other long-term liabilities	1,394	745
Total liabilities	125,870	108,822
Stockholders' equity:
Common stock	1,238	1,222
Additional paid-in capital	772,650	760,232
Accumulated other comprehensive income	144	132
Accumulated deficit	(503,867)	(492,511)
Total stockholders' equity	270,165	269,075
Total liabilities and stockholders' equity	$396,035	$377,897

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Operating activities:
Net loss	$(11,356)	$(14,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,363	4,129
Loss on retirement of property and equipment	560	84
Amortization of intangible assets	9,280	8,467
Stock-based compensation	9,994	8,654
Changes in operating assets and liabilities:
Restricted cash	—	754
Accounts receivable, net	(3,207)	(8,656)
Inventory	5,880	11,409
Deferred cost of revenue	(7,991)	(4,398)
Prepaid expenses and other assets	(2,009)	134
Accounts payable	(90)	5,997
Accrued liabilities	464	(2,508)
Deferred revenue	16,001	9,167
Other long-term liabilities	311	(514)
Net cash provided by operating activities	23,200	18,107
Investing activities:
Purchase of property and equipment	(3,265)	(6,296)
Net cash used in investing activities	(3,265)	(6,296)
Financing activities:
Proceeds from exercise of stock options	288	139
Proceeds from employee stock purchase plan	2,464	2,222
Taxes withheld upon vesting of restricted stock units	(312)	(54)
Net cash provided by financing activities	2,440	2,307
Effect of exchange rate changes on cash and cash equivalents	9	29
Net increase in cash and cash equivalents	22,384	14,147
Cash and cash equivalents at beginning of period	46,995	38,938
Cash and cash equivalents at end of period	$69,379	$53,085

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com